                                                                     EXHIBIT 4.1











                          GAYLORD ENTERTAINMENT COMPANY





                                    INDENTURE

                            DATED AS OF _____________






                         U.S. BANK NATIONAL ASSOCIATION

                                     TRUSTEE

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                                  Indenture Section

310(a)(1)................................................................................................7.10
      (a)(2).............................................................................................7.10
      (a)(3).............................................................................................N.A.
      (a)(4).............................................................................................N.A.
      (a)(5).............................................................................................7.10
      (b)................................................................................................7.10
      (c)................................................................................................N.A.
      311(a).............................................................................................7.11
      (b)................................................................................................7.11
      (c)................................................................................................N.A.
312(a)...................................................................................................2.06
      (b)...............................................................................................12.03
      (c)...............................................................................................12.03
313(a)...................................................................................................7.06
      (b)(2).......................................................................................7.06; 7.07
      (c).........................................................................................7.06; 12.02
      (d)................................................................................................7.06
314(a)......................................................................................4.03;12.02; 12.05
      (c)(1)............................................................................................12.04
      (c)(2)............................................................................................12.04
      (c)(3).............................................................................................N.A.
      (e)...............................................................................................12.05
      (1)................................................................................................N.A.
315(a)...................................................................................................7.01
      (b)..........................................................................................7.05,12.02
      (c)................................................................................................7.01
      (d)................................................................................................7.01
      (e)................................................................................................6.11
316(a) (last sentence)...................................................................................2.09
      (a)(1)(A)..........................................................................................6.05
      (a)(1)(B)..........................................................................................6.04
      (a)(2).............................................................................................N.A.
      (b)................................................................................................6.07
      (c)................................................................................................2.13
317(a)(1)................................................................................................6.08
      (a)(2).............................................................................................6.09
      (b)................................................................................................2.05
318(a)..................................................................................................12.01
      (b)................................................................................................N.A.
      (c)...............................................................................................12.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


                                                                                                             Page

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01         Definitions...............................................................................1
Section 1.02         Other Definitions.........................................................................8
Section 1.03         Incorporation by Reference of Trust Indenture Act.........................................8
Section 1.04         Rules of Construction.....................................................................8

                                ARTICLE 2.
                              THE SECURITIES

Section 2.01         Issuable in Series........................................................................9
Section 2.02         Establishment of Terms of Series of Securities............................................9
Section 2.03         Execution and Authentication.............................................................12
Section 2.04         Registrar and Paying Agent...............................................................13
Section 2.05         Paying Agent to Hold Money in Trust......................................................14
Section 2.06         Holder Lists.............................................................................14
Section 2.07         Transfer and Exchange....................................................................14
Section 2.08         Replacement Securities...................................................................15
Section 2.09         Outstanding Securities...................................................................15
Section 2.10         Treasury Securities......................................................................16
Section 2.11         Temporary Securities.....................................................................16
Section 2.12         Cancellation.............................................................................16
Section 2.13         Defaulted Interest.......................................................................16
Section 2.14         Global Securities........................................................................17
Section 2.15         CUSIP Numbers............................................................................18

                                ARTICLE 3.
                         REDEMPTION AND PREPAYMENT

Section 3.01         Notices to Trustee.......................................................................18
Section 3.02         Selection of Securities to Be Redeemed or Purchased......................................19
Section 3.03         Notice of Redemption.....................................................................19
Section 3.04         Effect of Notice of Redemption...........................................................20
Section 3.05         Deposit of Redemption or Purchase Price..................................................20
Section 3.06         Securities Redeemed or Purchased in Part.................................................21

                                ARTICLE 4.
                                 COVENANTS

Section 4.01         Payment of Securities....................................................................21
Section 4.02         Maintenance of Office or Agency..........................................................21
Section 4.03         Reports..................................................................................22
Section 4.04         Compliance Certificate...................................................................23
Section 4.05         Taxes....................................................................................23

Section 4.06         Stay, Extension and Usury Laws...........................................................23
Section 4.07         Corporate Existence......................................................................24

                                ARTICLE 5.
                                SUCCESSORS

Section 5.01         Merger, Consolidation, or Sale of Assets.................................................24
Section 5.02         Successor Person Substituted.............................................................25

                                ARTICLE 6.
                           DEFAULTS AND REMEDIES

Section 6.01         Events of Default........................................................................25
Section 6.02         Acceleration.............................................................................27
Section 6.03         Other Remedies...........................................................................27
Section 6.04         Waiver of Past Defaults..................................................................27
Section 6.05         Control by Majority......................................................................28
Section 6.06         Limitation on Suits......................................................................28
Section 6.07         Rights of Holders of Securities to Receive Payment.......................................28
Section 6.08         Collection Suit by Trustee...............................................................29
Section 6.09         Trustee May File Proofs of Claim.........................................................29
Section 6.10         Priorities...............................................................................29
Section 6.11         Undertaking for Costs....................................................................30

                                ARTICLE 7.
                                 TRUSTEE

Section 7.01         Duties of Trustee........................................................................30
Section 7.02         Rights of Trustee........................................................................31
Section 7.03         Individual Rights of Trustee.............................................................32
Section 7.04         Trustee's Disclaimer.....................................................................33
Section 7.05         Notice of Defaults.......................................................................33
Section 7.06         Reports by Trustee to Holders of the Securities..........................................33
Section 7.07         Compensation and Indemnity...............................................................33
Section 7.08         Replacement of Trustee...................................................................34
Section 7.09         Successor Trustee by Merger, etc.........................................................35
Section 7.10         Eligibility; Disqualification............................................................35
Section 7.11         Preferential Collection of Claims Against Company........................................36

                                ARTICLE 8.
                 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01         Option to Effect Legal Defeasance or Covenant Defeasance.................................36
Section 8.02         Legal Defeasance and Discharge...........................................................36
Section 8.03         Covenant Defeasance......................................................................37
Section 8.04         Conditions to Legal or Covenant Defeasance...............................................37
Section 8.05         Deposited Money and Government Securities to be Held in Trust;
                     Other Miscellaneous Provisions...........................................................39
Section 8.06         Repayment to Company.....................................................................39

Section 8.07         Reinstatement............................................................................40

                                ARTICLE 9.
                     AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01         Without Consent of Holders of Securities.................................................40
Section 9.02         With Consent of Holders of Securities....................................................42
Section 9.03         Compliance with Trust Indenture Act......................................................43
Section 9.04         Revocation and Effect of Consents........................................................43
Section 9.05         Notation on or Exchange of Securities....................................................43
Section 9.06         Trustee to Sign Amendments, etc..........................................................44

                                ARTICLE 10.
                                GUARANTEES

Section 10.01        Guarantees...............................................................................44
Section 10.02        Limitation on Guarantor Liability........................................................45
Section 10.03        Execution and Delivery of Security Guarantee.............................................46
Section 10.04        Guarantors May Consolidate, etc., on Certain Terms.......................................46
Section 10.05        Releases Following Sale of Assets........................................................47

                                ARTICLE 11.
                        SATISFACTION AND DISCHARGE

Section 11.01        Satisfaction and Discharge...............................................................47
Section 11.02        Application of Trust Money...............................................................48

                                ARTICLE 12.
                               MISCELLANEOUS

Section 12.01        Trust Indenture Act Controls.............................................................49
Section 12.02        Notices..................................................................................49
Section 12.03        Communication by Holders of Securities with Other Holders
                     of Securities............................................................................50
Section 12.04        Certificate and Opinion as to Conditions Precedent.......................................50
Section 12.05        Statements Required in Certificate or Opinion............................................50
Section 12.06        Rules by Trustee and Agents..............................................................51
Section 12.07        No Personal Liability of Directors, Officers, Employees and
                     Stockholders.............................................................................51
Section 12.08        Governing Law............................................................................51
Section 12.09        No Adverse Interpretation of Other Agreements............................................51
Section 12.10        Successors...............................................................................52
Section 12.11        Severability.............................................................................52
Section 12.12        Counterpart Originals....................................................................52
Section 12.13        Table of Contents, Headings, etc.........................................................52

         INDENTURE dated as of _____________, 2004 between Gaylord Entertainment Company, a Delaware corporation, the Guarantors (as defined) and U.S. Bank National Association, as trustee.

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Securities issued under this Indenture:


                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01 Definitions.

         "Additional Amounts" means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified therein and which are owing to such Holders.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Authentication Order" means a written order signed in the name of the Company by an Officer.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

               (1) in the case of a corporation, corporate stock;

               (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

               (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

               (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means:

               (1) United States dollars and, to the extent received by the Company or any of its Subsidiaries in the ordinary course of business, foreign currency;

               (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

               (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

               (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

               (5) commercial paper having a rating of P-2 or better from Moody's or A-2 or better from S&P and in each case maturing within six months after the date of acquisition;

               (6) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least "A" by Moody's or S&P and having maturities of not more than six months from the date of acquisition; and

               (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

         "Company" means Gaylord Entertainment Company, a Delaware corporation, and any and all successors thereto.

         "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Agreement" means (a) that certain Credit Agreement, dated as of November 20, 2003, by and among Opryland Hotel--Florida Limited Partnership, the Company, Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank Securities, Inc., Banc of America Securities LLC and CIBC World Markets Corp., as Joint Book Running Managers and Co-Lead Arrangers, and the other Lenders named therein providing for up to $100.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time and/or (b) that certain Amended and Restated Loan and Security Agreement, dated as of March 27, 2001, between Opryland Hotel Nashville, LLC, as borrower, and Merrill Lynch Mortgage Lending, Inc. as lender, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.02 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Discount Security" means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "Global Securities" means a Security or Securities, as the case may be, in the form established pursuant to Section 2.02 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

         "Government Securities" means securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities), and additionally, in respect of any Series of Securities denominated in other than United States dollars, securities issued or directly and fully guaranteed or insured by the government in whose currencies such Series of Securities are denominated (which in the case of the Euro shall be deemed to include any government whose functional currency is the Euro).

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Guarantors" means each of:

               (1) the guarantors listed on the signature pages hereto; and

               (2) any other Subsidiary that executes a Security Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns until released from their obligations under this Indenture in accordance with the terms of this Indenture.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

               (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

               (2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

               (3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

         "Holder" means a Person in whose name a Security is registered.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

               (1) in respect of borrowed money;

               (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

               (3) in respect of banker's acceptances;

               (4) representing Capital Lease Obligations;

               (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

               (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

               (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

               (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and

               (3) with respect to Hedging Obligations, the amount of Indebtedness required to be recorded as a liability in accordance with GAAP.

         "Indenture" means this instrument as amended and supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular Series of Securities established as contemplated by Section 2.02; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, "Indenture" shall mean, with respect to any one or more Series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular Series of Securities for which such Person is Trustee established as contemplated by
Section 2.02, exclusive, however, of any provisions or terms which relate solely to other Series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become Trustee but to which such Person, as such Trustee, was not a party.

         "Interest" with respect to any Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Maturity," when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Principal" of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Guarantee" means the guarantee of any Series of Securities by a Guarantor under Article 10.

         "Series" or "Series of Securities" means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

               (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

               (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.~ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means the Person named as the "trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of or within any Series shall mean only the Trustee with respect to the Securities of that Series.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

Section 1.02      Other Definitions.

                                                                                      Defined
                                                                                        in
         Term                                                                         Section
         ----                                                                         -------
         "Covenant Defeasance".............................................            8.03
         "Event of Default"................................................            6.01
         "Legal Defeasance"................................................            8.02
         "Paying Agent"....................................................            2.04
         "Registrar".......................................................            2.04

         Section 1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities;

         "indenture security Holder" means a Holder of a Security;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Securities means the Company and any successor obligor upon the Securities.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

         Section 1.04 Rules of Construction.

         Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular;

               (5) "will" shall be interpreted to express a command;

               (6) provisions apply to successive events and transactions; and

               (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2.
                                 THE SECURITIES

         Section 2.01 Issuable in Series.

         The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in the Board Resolution, supplemental indenture or Officers' Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers' Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. All Series of Securities shall be entitled to the benefits of the Indenture, provided that Securities may differ between Series in respect of any matters as provided by the Board Resolution, supplemental indenture or Officers' Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution.

         Section 2.02 Establishment of Terms of Series of Securities.

         At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.02(a) and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.02(b) through 2.02(dd)) by a Board Resolution, a supplemental indenture or an Officers' Certificate pursuant to authority granted under a Board Resolution:

         (a) the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

         (b) the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

         (c) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.07, 2.08, 2.11, 3.06 or 9.05);

         (d) the date or dates or the method by which such date or dates will be determined on which the principal of the Securities of the Series is payable;

         (e) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates, at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

         (f) the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

         (g) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

         (h) the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

         (i) the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

         (j) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

         (k) the forms of the Securities of the Series and whether the Securities will be issuable as Global Securities;

         (l) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

         (m) if other than United States dollars, the currency of denomination of the Securities of the Series;

         (n) if other than United States dollars, the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series will be made;

         (o) if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

         (p) the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

         (q) the provisions, if any, relating to any security provided for the Securities of the Series;

         (r) the provisions, if any, relating to any guarantees of the Securities of the Series;

         (s) any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;

         (t) any addition to or change in the covenants set forth in Articles IV or V which applies to Securities of the Series;

         (u) any other terms of the Securities of the Series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01, but which may modify or delete any provision of this Indenture insofar as it applies to such Series);

         (v) any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein; and

         (w) the date as of which any temporary Global Security representing Outstanding Securities of or within the Series shall be dated if other than the date of original issuance of the first Security of the Series to be issued;

         (x) the applicability, if any, of Sections 8.02 and/or 8.03 to the Securities of or within the Series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Eight;

         (y) if the Securities of such Series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such Series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

         (z) if the Securities of or within the Series are to be issued upon the exercise of debt warrants, the time, manner and place for such Securities to be authenticated and delivered;

         (aa) whether and under what circumstances the Company will pay Additional Amounts on the Securities of or within the Series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

         (bb) the obligation, if any, of the Company to permit the Securities of such Series to be converted into or exchanged for common stock of the Company or other Securities or property of the Company and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, any adjustment of the applicable conversion or exchange price or rate and any requirements relative to the reservation of such shares for purposes of conversion or exchange);

         (cc) if convertible or exchangeable, any applicable limitations on the ownership or transferability of the Securities or property into which such Securities are convertible or exchangeable; and

         (dd) the applicability, if any, of Article 10 or the Security Guarantee to the Securities of or within the Series and any provisions in modification, in addition to or in lieu of any of the provisions of Article 10 or any Security Guarantee.

         All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers' Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers' Certificate.

         Section 2.03 Execution and Authentication.

         An Officer must sign the Securities for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security will nevertheless be valid.

         A Security will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall at any time, and from time to time, authenticate Securities of a Series for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers' Certificate described in Section 2.02 with respect to such Series upon receipt by the Trustee of an Authentication Order. Such Authentication Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by the Board Resolution, supplemental indenture hereto or Officers' Certificate described in Section 2.02 with respect to such Series.

         The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers' Certificate delivered pursuant to Section 2.02, except as provided in
Section 2.08.

         Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officers' Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers' Certificate complying with
Section 12.04, and (c) an Opinion of Counsel complying with Section 12.04.

         The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

         Section 2.04 Registrar and Paying Agent.

         The Company will maintain with respect to each Series of Securities at the place or places specified with respect to such Series pursuant to Section
2.02 an office or agency where Securities of such Series may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities of such Series may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Securities of such Series and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company hereby appoints the Trustee as the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

         Section 2.05 Paying Agent to Hold Money in Trust.

         The Company will require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of any Series of Securities for which it is acting as Paying Agent, or the Trustee, all money held by the Paying Agent for the payment of principal, premium, if any, or interest on such Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders of any Series of Securities for which it acts as Paying Agent all money held by it as Paying Agent for such Series. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for each Series of Securities.

         Section 2.06 Holder Lists.

         The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of each Series of Securities and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of each Series of Securities and the Company shall otherwise comply with TIA ss. 312(a).

         Section 2.07 Transfer and Exchange.

         Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06 or 9.05).

         Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or
(b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

         Section 2.08 Replacement Securities.

         If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security of the same Series if the Trustee's requirements are met. If required by the Trustee or the Company, an affidavit of loss and indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities of the same Series duly issued hereunder.

         Section 2.09 Outstanding Securities.

         The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in
Section 2.10 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         If a Security is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

         If the principal amount of any Security is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

         In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

         Section 2.10 Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver or consent, Securities of such Series owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities of such Series that the Trustee knows are so owned will be so disregarded.

         Section 2.11 Temporary Securities.

         Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Securities. Temporary Securities will be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. After preparation of such definitive Securities, the temporary Securities will be exchangeable for such definitive Securities upon surrender of the temporary Securities.

         Holders of temporary Securities will be entitled to all of the benefits of this Indenture.

         Section 2.12 Cancellation.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Securities (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Securities will be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

         Section 2.13 Defaulted Interest.

         If the Company defaults in a payment of interest on the Securities of a Series, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Securities of such Series on a subsequent special record date, in each case at the rate provided in such Series of Securities and in
Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders of Securities of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         Section 2.14 Global Securities.

         (a) Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers' Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

         (b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.07 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.07 of the Indenture for Securities of the Series with respect to which such Global Security was issued registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers' Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

         Except as provided in this Section 2.14(b), a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

         (c) Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

                  "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary."

         (d) Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

         (e) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

         (f) Consents, Declaration and Directions. Except as provided in Section 2,14(e), the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

         Section 2.15 CUSIP Numbers.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                    ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

         Section 3.01 Notices to Trustee.

         The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities or in the Board Resolution, supplemental indenture or Officer's Certificate described in Section 2.02 with respect to such Series. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

               (1) the term of the applicable Series of Securities pursuant to which the redemption shall occur;

               (2) the redemption date;

               (3) the principal amount of Securities of such Series to be redeemed; and

               (4) the redemption price.

         Section 3.02 Selection of Securities to Be Redeemed or Purchased.

         Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officers' Certificate, if less than all of the Securities of a Series are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Securities of such Series for redemption or purchase as follows:

               (1) if the Securities of such Series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities of such Series are listed; or

               (2) if the Securities of such Series are not listed on any national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by such method as the Trustee shall deem fair and appropriate.

         In the event of partial redemption or purchase by lot, the Securities of a Series to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Securities of such Series not previously called for redemption or purchase.

         The Trustee will promptly notify the Company in writing of the Securities selected for redemption or purchase and, in the case of any Security selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Securities and portions of Securities selected will be in amounts of the minimum authorized denomination for Securities of that Series or integral multiples thereof; except that if all of the Series of Securities of a Holder are to be redeemed or purchased, the entire outstanding amount of such Securities held by such Holder, even if not an integral multiple of the minimum authorized denomination, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption or purchase also apply to portions of Securities called for redemption or purchase.

         Section 3.03 Notice of Redemption.

         Unless otherwise indicated for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers' Certificate, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of such Securities and this Indenture pursuant to Articles 8 or 11 of this Indenture.

         The notice will identify the Securities of the Series to be redeemed and will state:

               (1) the redemption date;

               (2) the redemption price;

               (3) if any Security of the Series is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Security;

               (4) the name and address of the Paying Agent;

               (5) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (6) that, unless the Company defaults in making such redemption payment, interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date;

               (7) the Section of the Securities of the Series and/or Section of this Indenture applicable to such Series pursuant to which the Securities of the Series called for redemption are being redeemed; and

               (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities of the Series.

         At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

         Section 3.04 Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities of a Series called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

         Section 3.05 Deposit of Redemption or Purchase Price.

         Prior to 10:00 a.m. New York City time on the relevant redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Securities to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on, all Securities to be redeemed or purchased.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Securities or the portions of Securities called for redemption or purchase. If a Security is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in
Section 4.01 hereof.

         Section 3.06 Securities Redeemed or Purchased in Part.

         Upon surrender of a Security that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Security of the same Series equal in principal amount to the unredeemed or unpurchased portion of the Security surrendered.

                                   ARTICLE 4.
                                   COVENANTS

         Section 4.01 Payment of Securities.

         The Company will pay or cause to be paid the principal of, premium, if any, and interest, on each Series of Securities on the dates and in the manner provided for the Securities of such Series by the Board Resolution, supplemental indenture or Officer's Certificate establishing the terms of such Series. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds in U.S. Legal Tender and designated for and sufficient to pay all principal, premium, if any, and interest then due. If the Company or Subsidiary is acting as Paying Agent, the Company shall, prior to 10:00 a.m. New York City time on the due date, segregate and hold in trust U.S. Legal Tender sufficient to make payments of principal, premium and interest due on such date.

         Unless otherwise indicated for a Series of Securities in the Board Resolution, supplemental indenture or Officer's Certificate described in Section 2.02, the Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, and on overdue installments of interest (without regard to any applicable grace period), at the rate equal to 1% per annum in excess of the then applicable interest rate on each Series of Securities to the extent lawful. Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

         Section 4.02 Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee, being U.S. Bank National Association, located at 100 Wall Street, Suite 1600, New York, New York 10005, or an affiliate of the Trustee, Registrar or coregistrar) where Securities of each Series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of Securities of each Series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities of each Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 hereof.

         Section 4.03 Reports.

         (a) Whether or not required by the rules and regulations of the SEC, so long as Securities of any Series are outstanding, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) below with the SEC for public availability within the time periods specified in the SEC's rules and regulations:

               (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

               (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

         If the SEC will not accept a filing referred to above, then the Company will furnish such information and reports to the Trustee and Holders within 15 days of the time periods specified in the SEC' s rules and regulations, and make such information available to prospective investors upon request. The Company will at all times comply with TIA ss. 3 14(a).

         (b) The Trustee shall not be under a duty to review or evaluate any report or information delivered to the Trustee pursuant to the provisions of this Section 4.03 for the purposes of making such reports available to it and to the Holders of Securities of any Series who may request such information. Delivery of such reports, information and documents to the Trustee as may be required under this Section 4.03 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 4.04 Compliance Certificate.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         Section 4.05 Taxes.

         The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities of any Series.

         Section 4.06 Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

         Section 4.07 Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

               (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

               (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities of any Series.

                                   ARTICLE 5.
                                   SUCCESSORS

         Section 5.01 Merger, Consolidation, or Sale of Assets.

         The Company shall not consolidate with or merge into, or convey, transfer or lease all or substantially all of the properties and assets of the Company and its subsidiaries taken as a whole to, any Person (a "Successor Person"), and may not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless:

               (1) the Successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Company's obligations on the Securities and under this Indenture and

               (2) immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

         The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

         Section 5.02 Successor Person Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the Successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the Successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such Successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.


                                    ARTICLE 6.
                              DEFAULTS AND REMEDIES

         Section 6.01 Events of Default.

         "Event of Default," wherever used herein with respect to Securities of any Series, means any one of the following events, subject to any modifications, deletions or additions relating to any Series of Securities, as provided in the establishing Board Resolution, supplemental indenture or Officers' Certificate for such Series:

               (1) the Company defaults for 30 days in the payment when due of interest on, any Security of that Series;

               (2) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on any Security of that Series;

               (3) the Company fails to observe or perform any covenant, representation, warranty or other agreement in this Indenture (other than a covenant or warranty that has been included in this Indenture solely for the benefit of Series of Securities other than that Series) or the Securities of that Series for 60 consecutive days after notice to the Company by the Trustee or the Holders of Securities of that Series of at least 25% in aggregate principal amount of such Securities then outstanding voting as a single class;

               (4) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

                     (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                     (B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

               (5) the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                     (A) commences a voluntary case,

                     (B) consents to the entry of an order for relief against it in an involuntary case,

                     (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

                     (D) makes a general assignment for the benefit of its
               creditors, or

                     (E) generally is not paying its debts as they become due;
               or

               (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (A) is for relief against the Company or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                     (B) appoints a custodian of the Company or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                     (C) orders the liquidation of the Company or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days; or

               (7) any other Event of Default with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate, in accordance with
         Section 2.02(s).

         Section 6.02 Acceleration.

         In the case of an Event of Default with respect to Securities of any Series at the time outstanding specified in clause (5) or (6) of Section 6.01 hereof, with respect to the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Securities of such Series shall become due and payable immediately without further action or notice. If any other Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing, the Trustee or the Holders of not less than a majority in principal amount of the then outstanding Securities of such Series may declare all the Securities of such Series to be due and payable immediately.

         Upon any such declaration, the Securities of such Series shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series by written notice to the Trustee may on behalf of all of the Holders of Securities of such Series rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to Securities of such Series (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         Section 6.03 Other Remedies.

         If an Event of Default with respect to Securities of any Series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Securities of such Series or to enforce the performance of any provision of the Securities of such Series or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities of such Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security of any Series in exercising any right or remedy accruing upon an Event of Default with respect to Securities of such Series shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default. All remedies are cumulative to the extent permitted by law.

         Section 6.04 Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Securities of a Series by notice to the Trustee may on behalf of the Holders of all of the Securities of such Series waive an existing Default or Event of Default with respect to such Series and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Securities of such Series (including in connection with any offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 6.05 Control by Majority.

         Holders of a majority in principal amount of the then outstanding Securities of a Series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities of such Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities of such Series or that may involve the Trustee in personal liability. The Trustee shall be entitled to take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.

         Section 6.06 Limitation on Suits.

         A Holder of a Security of any Series may pursue a remedy with respect to this Indenture or the Securities of that Series only if:

               (1) such Holder of a Security of that Series has previously given to the Trustee written notice of a continuing Event of Default with respect to Securities of that Series;

               (2) the Holders of at least 25% in principal amount of the then outstanding Securities of that Series make a written request to the Trustee to pursue the remedy;

               (3) such Holder of a Security of that Series or Holders of Securities of that Series offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities of that Series do not give the Trustee a written direction inconsistent with the request.

         A Holder of a Security may not use this Indenture to prejudice the rights of another Holder of a Security of the same Series or to obtain a preference or priority over another Holder of a Security of the same Series.

         Section 6.07 Rights of Holders of Securities to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of any Series to receive payment of principal, premium, if any, and interest on a Security of that Series, on or after the respective due dates expressed in the Security of that

Series (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 6.08 Collection Suit by Trustee.

         If an Event of Default with respect to Securities of any Series specified in Section 6.0 1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Securities of that Series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 6.09 Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities of any Series allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities of any Series), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any Series or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10 Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders of Securities in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any and interest, respectively; and

               Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

         Section 6.11 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any Series.


                                   ARTICLE 7.
                                    TRUSTEE

         Section 7.01 Duties of Trustee.

         (a) If an Event of Default with respect to any Series of Securities has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default with respect to any Series of Securities:

               (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of a Series of Securities, unless such Holders have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         Section 7.02 Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

         (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of a Series of Securities unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to any Series of Securities unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Series Securities governed by this Indenture with respect to which such Default or Event of Default relates.

         (h) The rights, privileges, immunities and benefits given to the Trustee hereunder, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by the Trustee consistent with the terms of this Indenture to act hereunder.

         (i) Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

         Section 7.03 Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities of any Series and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, as described in the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

         Section 7.04 Trustee's Disclaimer.

         The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities of any Series, it shall not be accountable for the Company's use of the proceeds from the Securities of any Series or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Securities of any Series or any other document in connection with the sale of the Securities of any Series or pursuant to this Indenture other than its certificate of authentication.

         Section 7.05 Notice of Defaults.

         If a Default or Event of Default with respect to any Series of Securities of such Series occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Securities of such Series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on a Security of any Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities of such Series.

         Section 7.06 Reports by Trustee to Holders of the Securities.

         (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities of any Series remain outstanding, the Trustee will mail to the Holders of the Securities of such Series a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA ss. 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA ss. 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Securities of any Series will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Securities of such Series are listed in accordance with TIA ss. 313(d). The Company will promptly notify the Trustee when the Securities of any Series are listed on any stock exchange.

         Section 7.07 Compensation and Indemnity.

         (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and Trustee shall from time to time agree in writing. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

         (c) The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

         (d) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Securities of each Series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of a Series. Such Lien will survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee will comply with the provisions of TIAss.313(b)(2) to the extent applicable.

         Section 7.08 Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee with respect to the Securities of one or more Series will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities of a Series may remove the Trustee with respect to such Series by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with respect to the Securities of one or more Series if:

               (1) the Trustee fails to comply with Section 7.10 hereof;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a custodian or public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to the Securities of one or more Series, the Company will promptly appoint a successor Trustee with respect to the Securities of that or those Series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such Series and that at any time there shall be only one Trustee with respect to the Securities of any Series). Within one year after a successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities of a Series may appoint a successor Trustee with respect to such Series to replace the successor Trustee for such Series appointed by the Company.

         (d) If a successor Trustee for a Series does not take office within 60 days after the retiring Trustee for such Series resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities of such Series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Series.

         (e) If the Trustee for a Series, after written request by any Holder of Securities of such Series who has been a Holder of Securities of such Series for at least six months, fails with respect to such Series to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee for such Series and the appointment of a successor Trustee for such Series.

               (1) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders of each Series of Securities for which it acts as Trustee. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

         Section 7.09 Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

         Section 7.10 Eligibility; Disqualification.

         There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture will always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 3 10(b).

         Section 7.11 Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

         If, pursuant to Section 2.02, provision is made for either or both of
(a) defeasance of the Securities of or within a Series under Section 8.02 or (b) covenant defeasance of the Securities of or within a Series under Section 8.03 to be applicable to the Securities of a Series, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 2.02 with respect to the Securities of such Series), shall be applicable to the Securities of such Series, and the Company may, at the option of the Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of such Series upon compliance with the conditions set forth below in this Article 8.

         Section 8.02 Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of a Series on the date the conditions set forth below are satisfied with respect to the Securities of such Series (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of such Series, which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under the Securities of such Series and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

               (1) the rights of Holders of outstanding Securities of such Series to receive payments in respect of the principal of, or interest or premium, if any, on such Securities when such payments are due from the trust referred to in Section 8.04 hereof;

               (2) the Company's obligations with respect to the Securities of such Series under Article 2 and Section 4.02 hereof;

               (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

               (4) this Article 8.

         Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 with respect to Securities of a Series notwithstanding the prior exercise of its option under Section 8.03 hereof with respect to Securities of such Series.

         Section 8.03 Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03 and 4.04, as well as any additional covenants contained in a supplemental indenture hereto for a particular Series of Securities, with respect to the outstanding Securities of a Series on and after the date the conditions set forth in Section
8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Securities of such Series shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders of Securities of such Series (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that the Securities of such Series will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such Series, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default with respect to Securities of such Series under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and the Securities of such Series will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.

         Section 8.04 Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

               (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Securities of a Series, cash in such currency, currencies or currency units in which such Securities are then specified as payable at Stated Maturity, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding

         Securities of such Series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities of such Series are being defeased to maturity or to a particular redemption date;

               (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                     (A) the Company has received from, or there has been
               published by, the Internal Revenue Service a ruling; or

                     (B) since the date of this Indenture, there has been a
               change in the applicable federal income tax law,

               in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (4) no Default or Event of Default with respect to Securities of such Series shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to Securities of such Series resulting from the borrowing of funds to be applied to such deposit);

               (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) with respect to such Securities to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities of such Series over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

               (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Securities of a Series will be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of the Securities of such Series of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of an outstanding Series of Securities.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         Section 8.06 Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Series of Securities and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of Security of such Series will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         Section 8.07 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or other currency or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and each applicable Series of Securities will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Series of Securities following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Series of Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

         Section 9.01 Without Consent of Holders of Securities.

         Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or any Series of Securities without the consent of any Holder of Securities:

               (1) to evidence the succession of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor herein, in any Security Guarantee and in the Securities contained; provided that such succession is otherwise in compliance with this Indenture and applicable law;

               (2) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of all or any Series of Securities (and, if such covenants are to be for the benefit of less than all Series of Securities, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon the Company or any Guarantor;

               (3) to add any additional Events of Default for the benefit of the Holders of all or any Series of Securities (and if such Events of Default are to be for the benefit of less than all Series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such Series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those Series of Securities to which such additional Events of Default apply to waive such default;

               (4) to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interest of the Holders of Securities of any Series in any material respect;

               (5) to add to, change or eliminate any of the provisions of this Indenture or any Guarantee in respect of any Series of Securities, provided that any such addition, change or elimination shall (i) neither (A) apply to any Security of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, nor (B) modify the rights of the Holder of any such Security with respect to such provision; or (ii) become effective only when there is no Security Outstanding;

               (6) to secure the Securities of any Series;

               (7) to establish the form or terms of Securities of any Series as permitted by Sections 2.01 and 2.02, including the provisions and procedures relating to Securities convertible into or exchangeable for other securities or property of the Company;

               (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add or change any of the provisions of the Indenture or any Guarantee as shall be reasonable and necessary solely to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; provided that such succession is otherwise in compliance with this Indenture and applicable law;

               (9) to cure any ambiguity, defect or inconsistency;

               (10) to provide for uncertificated Securities in addition to or in place of certificated Securities or to alter the provisions of
         Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder of any Series of Securities;

               (11) to provide for the assumption of the Company's obligations to the Holders of each Series of Securities by a successor to the Company pursuant to Article 5 hereof;

               (12) to make any change that would provide any additional rights or benefits to the Holders of each Series of Securities or that does not adversely affect the legal rights hereunder of any Holder of any Series of Securities; or

               (13) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

         Section 9.02 With Consent of Holders of Securities.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Securities of an affected Series with the consent of the Holders of at least a majority in principal amount of the Securities of such affected Series then outstanding, voting as a separate class, (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities of each affected Series). Subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default with respect to a Series of Securities (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities of such Series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Securities of such Series may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities of such Series voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities of such Series). Section 2.08 hereof shall determine which Securities are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities of each required Series as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

         It is not be necessary for the consent of the Holders of Securities of any Series under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Securities of each Series affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities of any Series then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture with respect to such Series or such Series of Securities. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Securities held by a non-consenting Holder):

               (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the principal of or change the fixed maturity of any Security or alter or waive any of the provisions with respect to the redemption of the Securities;

               (3) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

               (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Securities (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

               (5) make any Security payable in currency other than that stated in the Securities;

               (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, or interest or premium, if any, on the Securities;

               (7) waive a redemption payment, if any, with respect to any Securities or change any of the provisions with respect to the redemption of any Securities; or

               (8) make any change in the foregoing amendment and waiver provisions.

         Section 9.03 Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Securities will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

         Section 9.04 Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         Section 9.05 Notation on or Exchange of Securities.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. If the Company so determines, the Company in exchange for all Securities of a Series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Securities of such Series that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Security will not affect the validity and effect of such amendment, supplement or waiver.

         Section 9.06 Trustee to Sign Amendments, etc.

         The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section
12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.


                                  ARTICLE 10.
                                  GUARANTEES

         Section 10.01 Guarantees.

         (a) If, pursuant to Section 2.02, provision is made for the Guarantee of the Securities of a Series, then subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security of such Series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities of such Series or the obligations of the Company hereunder or thereunder, that:

               (1) the principal of, premium, and interest on such Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on such Securities, if any, if lawful, and all other obligations of the Company to the Holders of Securities of such Series or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (2) in case of any extension of time of payment or renewal of any such Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that the Security Guarantee will not be discharged except by complete performance of the obligations contained in such Securities and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, the Security Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

         (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Security Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of the Security Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Security Guarantee.

         Section 10.02 Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Security Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Security Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distribution or distributions to an owner by an insolvent subsidiary to the extent applicable to any Security Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Security Guarantee and this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Security Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution or distribution to an owner.

         Section 10.03 Execution and Delivery of Security Guarantee.

         To evidence its Security Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Security Guarantee will be endorsed by an Officer of such Guarantor on each Security of a guaranteed Series authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

         Each Guarantor hereby agrees that its Security Guarantee set forth in
Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Security of a guaranteed Series a notation of such Security Guarantee.

         If an Officer whose signature is on this Indenture or on the Security Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Security Guarantee is endorsed, the Security Guarantee will be valid nevertheless.

         The delivery of any Security of a guaranteed Series by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Security Guarantee set forth in this Indenture on behalf of the Guarantors.

         Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 10.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

               (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

               (2) subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities of a guaranteed Series, this Indenture and the Security Guarantee on the terms set forth herein or therein.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Security Guarantee endorsed upon the Securities of a guaranteed Series and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Security Guarantees to be endorsed upon all of the Securities of a guaranteed Series issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Security Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Security Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Security Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Securities will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         Section 10.05 Releases Following Sale of Assets.

         In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a wholly-owned Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Security Guarantee; provided that the net proceeds of such sale or other disposition are applied in accordance with applicable provisions of this Indenture, if any. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Security Guarantee.

         Any Guarantor not released from its obligations under its Security Guarantee will remain liable for the full amount of principal of and interest on the Securities of a Series that it has guaranteed and for the other obligations of any Guarantor of Securities of a Series that it has guaranteed under this Indenture as provided in this Article 10.


                                  ARTICLE 11.
                           SATISFACTION AND DISCHARGE

         Section 11.01 Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Securities of a Series issued hereunder, when:

               (1) either:

         (a) all Securities of such Series that have been authenticated (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

         (b) all Securities of such Series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Securities of such Series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

               (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

               (3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

               (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such Series at maturity or the redemption date, as the case may be.

         In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture as to all Securities of any Series under this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section with respect to a Series of Securities, the provisions of Section 11.02 and Section
8.06 will survive with respect to such Series of Securities. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of
Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

         Section 11.02 Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to
Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Securities of such Series because of the reinstatement of its obligations, the

Company shall be subrogated to the rights of the Holders of Securities of such Series to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against the Trustee with respect to the money deposited with the Trustee pursuant to Section 11.01 hereof.


                                   ARTICLE 12.
                                  MISCELLANEOUS

         Section 12.01 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties will control.

         Section 12.02 Notices.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                  Gaylord Entertainment Company
                  One Gaylord Drive
                  Nashville, Tennessee  37214
                  Telecopier No.:  (615) 316-6544
                  Attention:  Carter R. Todd, Esq.

                  With a copy to:

                  Bass, Berry & Sims PLC
                  AmSouth Center
                  315 Deaderick Street, Suite 2700
                  Nashville, Tennessee  37238-300 1
                  Telecopier No.:  (615) 742-2775
                  Attention:  F. Mitchell Walker, Jr., Esq.

                  If to the Trustee:

                  U.S. Bank National Association
                  60 Livingston Avenue
                  St. Paul, Minnesota 55107-2292
                  Telecopier No.:  (651) 495-8097
                  Attention:  Frank Leslie

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA ss. 3 13(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders of a Series of Securities, it will mail a copy to the Trustee and each Agent for such Series of Securities at the same time.

         Section 12.03 Communication by Holders of Securities with Other Holders of Securities.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 3 12(c).

         Section 12.04 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

         Section 12.05 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 3 14(a)(4)) must comply with the provisions of TIA ss. 314(e) and must include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

         In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or certificates of public officials.

         Section 12.06 Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Securities, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

         Section 12.08 Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         Section 12.09 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 12.10 Successors.

         All agreements of the Company in this Indenture and the Securities will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

         Section 12.11 Severability.

         In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

         Section 12.12 Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

         Section 12.13 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of ___________ __, 2004

                              GAYLORD ENTERTAINMENT COMPANY


                              By:
                                  ---------------------------------------------
                              Name:   David C. Kloeppel
                              Title:  Executive Vice President and Chief
                                      Financial Officer

                              GUARANTORS:

                              GAYLORD PROGRAM SERVICES, INC.
                              GRAND OLE OPRY TOURS, INC.
                              WILDHORSE SALOON ENTERTAINMENT VENTURES, INC. GAYLORD INVESTMENTS, INC.
                              OLH HOLDINGS, LLC
                              GAYLORD HOTELS, LLC
                              OPRYLAND HOSPITALITY, LLC
                              OPRYLAND PRODUCTIONS INC.
                              OPRYLAND THEATRICALS INC.
                              CORPORATE MAGIC, INC.
                              OPRYLAND ATTRACTIONS, INC.
                              GAYLORD CREATIVE GROUP, INC.
                              CCK HOLDINGS, LLC

                              By:
                                 ----------------------------------------------
                              Name: David C. Kloeppel
                              Title: Executive Vice President

                              OLH, G.P.

                              By: Gaylord Entertainment Company, a general
                                  partner


                              By:
                                 ----------------------------------------------
                              Name:  David C. Kloeppel
                              Title: Executive Vice President and Chief
                                     Financial Officer

                             OPRYLAND HOTEL-FLORIDA LIMITED PARTNERSHIP

                             By: Opryland Hospitality, LLC, its general partner


                             By:
                                -----------------------------------------------
                             Name:  David C. Kloeppel
                             Title: Executive Vice President


                             OPRYLAND HOTEL-TEXAS, LLC

                             By: Gaylord Hotels, LLC, its Sole Member


                             By:
                                -----------------------------------------------
                             Name:  David C. Kloeppel
                             Title: Executive Vice President

                             OPRYLAND HOTEL-TEXAS LIMITED PARTNERSHIP

                             By: Opryland Hospitality, LLC, its general partner


                             By:
                                ------------------------------------------------
                             Name: David C. Kloeppel
                             Title: Executive Vice President

                             ABBOTT & ANDREWS REALTY, LLC, a Florida limited liability company

                             ABBOTT REALTY SERVICES, INC., a Florida corporation

                             ABBOTT RESORTS, LLC, a Florida limited liability company

                             ACCOMMODATIONS CENTER, INC., a Colorado corporation

                             ADVANTAGE VACATION HOMES BY STYLES, LLC, a Florida limited liability company

                             B&B ON THE BEACH, INC., a North Carolina corporation

                             BASE MOUNTAIN PROPERTIES INC., a Delaware corporation

                             BLUEBILL PROPERTIES LLC, a Florida limited liability company

                             BRINDLEY & BRINDLEY REALTY & DEVELOPMENT, INC., a North Carolina corporation

                             COASTAL REAL ESTATE SALES, LLC, a Florida limited liability company

                             COASTAL RESORTS MANAGEMENT, INC., a Delaware corporation

                             COASTAL RESORTS REALTY LLC, a Delaware limited liability company

                             COATS, REID & WALDRON, INC., a Delaware corporation

                             COLLECTION OF FINE PROPERTIES, INC., a Colorado corporation

                             COLUMBINE MANAGEMENT COMPANY, a Colorado corporation

                             COVE MANAGEMENT SERVICES, INC., a California corporation

                             CRW PROPERTY MANAGEMENT, INC., a Delaware corporation

                             EXCLUSIVE VACATION PROPERTIES, INC., a Delaware corporation

                             FIRST RESORT SOFTWARE, INC., a Colorado corporation

                             HIGH COUNTRY RESORTS, INC., a Delaware corporation

                             HOUSTON AND O'LEARY COMPANY, a Colorado corporation

                             K-T-F ACQUISITION CO., a Delaware corporation

                             MAUI CONDOMINIUM AND HOME REALTY, INC., a Hawaii corporation

                             MOUNTAIN VALLEY PROPERTIES, INC., a Delaware corporation

                             PEAK SKI RENTALS, LLC, a Colorado limited liability company

                             PLANTATION RESORT MANAGEMENT, INC., a Delaware corporation

                             PRISCILLA MURPHY REALTY, LLC, a Florida limited liability company

                             R&R RESORT RENTAL PROPERTIES, INC., a North
                             Carolina corporation

                             REP HOLDINGS, LTD., a Hawaii corporation

                             RESORT PROPERTY MANAGEMENT, INC., a Utah corporation

                             RESORTQUEST HILTON HEAD, INC., a Delaware corporation

                             RESORTQUEST INTERNATIONAL, INC., a Delaware corporation

                             RESORTQUEST SOUTHWEST FLORIDA, LLC, a Delaware limited liability company

                             RESORT RENTAL VACATIONS, LLC, a Tennessee limited liability company

                             RIDGEPINE, INC., a Delaware corporation

                             RYAN'S GOLDEN EAGLE MANAGEMENT INC., a Montana corporation

                             SCOTTSDALE RESORT ACCOMMODATIONS, INC., a Delaware corporation

                             STEAMBOAT PREMIER PROPERTIES, a Delaware corporation

                             STYLES ESTATES, LLC, a Florida limited liability company

                             TELLURIDE RESORT ACCOMMODATIONS, INC., a Colorado corporation

                             TEN MILE HOLDINGS, LTD., a Colorado corporation

                             THE MANAGEMENT COMPANY, INC., a Georgia corporation

                             THE MAURY PEOPLE, INC., a Massachusetts corporation

                             THE TOPS'l GROUP, INC., a Florida corporation

                             TOPS'l CLUB OF NW FLORIDA, LLC, a Florida limited liability company

                             TRUPP-HODNETT ENTERPRISES, INC., a Georgia corporation



                             By:
                                -----------------------------------------------
                             Name:  A. Key Foster
                             Title: Vice President and Treasurer

                             OFFICE AND STORAGE LLC, a Hawaii limited liability company

                             By:
                                -----------------------------------------------
                             Name:  David C. Kloeppel
                             Title: Manager


                             RQI HOLDINGS, LTD., a Hawaii corporation


                             By:
                                -----------------------------------------------
                             Name:  James S. Olin
                             Title: Executive Vice President

                             TRUSTEE:

                             U.S. BANK NATIONAL ASSOCIATION


                             By:
                                 ----------------------------------------------
                             Name: Frank Leslie
                             Title:  Vice President